Ex-99.e.2

Fourth Amended and Restated
Schedule A to the
Amended and Restated
Distribution Agreement
by and between
Scout Funds
and
UMB Distribution Services, LLC

Name of Funds	Original Effective Date	Annual Renewal Deadline

Scout Stock Fund	May 19, 2001	March 31
Scout Mid Cap Fund	Oct. 31, 2006	March 31
Scout Small Cap Fund	May 19, 2001	March 31
Scout International Fund	May 19, 2001	March 31
Scout International Discovery Fund	Dec. 31, 2007	March 31
Scout Global Equity Fund	June 30, 2011	March 31
Scout Core Bond Fund	May 19, 2001	March 31
Scout Core Plus Bond Fund	April 21, 2011	March 31
Scout Unconstrained Bond Fund	Sept. 30, 2011	March 31

The undersigned, intending to be legally bound, hereby execute this Fourth Amended and Restated Schedule A to the Amended and Restated Distribution Agreement dated April 1, 2010, and executed by and between Scout Funds and UMB Distribution Services, LLC, to be effective as of the 30th day of September, 2011.

UMB DISTRIBUTION SERVICES, LLC	SCOUT FUNDS

By: /s/ Robert J. Tuszynski	By: /s/ Andrew J. Iseman

Title: Robert J. Tuszynski, President	Title: Andrew J. Iseman, President